UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2005

CYGNUS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-18962 (Commission File Number)	94-2978092 (IRS Employer Identification No.)

400 Penobscot Drive, Redwood City, California	94063-4719
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including area code: (650) 369-4300

N/A
(Former name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

     On March 23, 2005, Cygnus, Inc. (“Cygnus” or the “Company”) completed the sale of substantially all of its assets (other than cash and cash equivalents, accounts receivable, and its claims in the arbitration matter with Ortho-McNeil Pharmaceutical, Inc. described below) including its intellectual property, product development and production equipment, regulatory package, inventory and certain assumed contracts, including all supplier, manufacturing and license agreements related to its products, to Animas Corporation and Animas Technologies LLC (collectively, “Animas”) for $10.0 million in cash (the “Asset Sale”). The Asset Sale was completed in accordance with the terms of the Asset Purchase Agreement, dated December 16, 2004, between the Company and Animas (the “Asset Purchase Agreement”). A copy of the Asset Purchase Agreement was filed as an exhibit to the Company’s Form 8-K filed December 17, 2004. Other than the Asset Purchase Agreement, there is no material relationship between Animas and Cygnus or any of its affiliates, or any director or officer of Cygnus or any associate of such director or officer.

     At a special meeting of the Company’s stockholders held on March 23, 2005, the Company’s stockholders approved the Asset Sale and the dissolution of the Company pursuant to the Plan of Complete Liquidation and Dissolution presented to such stockholders.

     Concurrent with the closing of the Asset Sale to Animas, Cygnus satisfied its remaining renegotiated arbitration obligation to Sanofi-Aventis (formerly known as Sanofi-Synthelabo) by having Animas pay $10.0 million in cash directly to Sanofi-Aventis in order to release Cygnus’ assets, including its intellectual property, from the security interests that Sanofi-Aventis had in those assets. This payment was made pursuant to the Second Amendment to the Final Arbitration Award, dated January 27, 2005, by and between Sanofi-Aventis and Cygnus. A copy of the Second Amendment was filed as an exhibit to the Company’s Form 8-K filed January 28, 2005. As previously disclosed, the Second Amendment restructured the remaining payments owed by the Company to Sanofi-Aventis pursuant to a 1997 Final Arbitration Award. In exchange for an aggregate payment of $10.0 million by February 28, 2006, Sanofi-Aventis agreed to reduce the payments due over the next two years that otherwise would have aggregated $11.5 million. Other than this arbitration award, there is no material relationship between Sanofi-Aventis and Cygnus or any of its affiliates, or any director or officer of Cygnus or any associate of such director or officer.

     Under the Asset Purchase Agreement with Animas, Cygnus retains the rights to an arbitration matter pertaining to Cygnus’ claims arising out of the 1999 sale of substantially all of its drug delivery business assets to Ortho-McNeil Pharmaceutical, Inc. (“Ortho-McNeil”), a Johnson & Johnson company. Cygnus is seeking $34.6 million in the arbitration matter. The arbitration process is at an early stage, and the outcome of the arbitration matter is inherently uncertain. Although Cygnus believes it has meritorious claims, it is possible that Cygnus could receive no recovery at all. This is a risk inherent in all litigation. Cygnus intends to vigorously pursue its claims in the arbitration matter until final resolution, although Cygnus’ Board of Directors will have the discretion to resolve the arbitration matter at any time it determines such course to be in the best interests of Cygnus’ creditors and stockholders. The parties and the arbitration panel have scheduled the arbitration hearing to occur in mid-September to early October 2005. Upon final resolution, Cygnus intends to satisfy (or provide for) any and all of its remaining obligations and to file a certificate of dissolution with the Delaware secretary of state pursuant to its Plan of Complete Liquidation and Dissolution. There can be no assurance that Cygnus’ funds, including those received from the proceeds of the Asset Sale to Animas, will be sufficient to pursue the arbitration matter to a satisfactory resolution.

     The press release announcing the approval by the Company’s stockholders of the Asset Sale and the dissolution of the Company at a special meeting of stockholders held March 23, 2005 and the completion of the Asset Sale is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

     Not applicable.

(b) Pro Forma Financial Information.

     In accordance with Item 9.01(b)(1) of Form 8-K, the pro forma financial information required by Item 9.01(b) of Form 8-K is set forth below.

Unaudited Pro Forma Condensed Consolidated Financial Information

     The Unaudited Pro Forma Condensed Consolidated Financial Information presented below includes an Unaudited Pro Forma Condensed Consolidated Balance Sheet at December 31, 2004 and an Unaudited Pro Forma Condensed Consolidated Statement of Operations for the fiscal year ended December 31, 2004. The Unaudited Pro Forma Condensed Consolidated Balance Sheet at December 31, 2004 gives effect to the disposition of assets as if the Asset Sale under the Asset Purchase Agreement (and the related retirement of the Sanofi-Aventis arbitration obligation) had occurred on December 31, 2004. Additionally, the Unaudited Pro Forma Condensed Consolidated Balance Sheet reflects a liability of $2.5 million of employee termination expenses to be paid in connection with the Asset Sale to Animas, of which an aggregate of $2.0 million is to be paid to the Company’s Chief Executive Officer and other officers and an aggregate of $500,000 is to be paid to the Company’s non-officer employees. The Unaudited Pro Forma Condensed Consolidated Statement of Operations for the fiscal year ended December 31, 2004 gives effect to the disposition of assets as if the Asset Sale to Animas (and the related retirement of the Sanofi-Aventis arbitration obligation) had occurred on January 1, 2004.

     The Unaudited Pro Forma Condensed Consolidated Financial Information is presented for informational purposes only and does not purport to represent Cygnus’ results of operations or financial position had the Asset Sale actually occurred on the indicated dates. Additionally, the Unaudited Pro Forma Condensed Consolidated Financial Information does not purport to indicate Cygnus’ results of operations or financial position for the year ended December 31, 2005, or any future period or date. The adjustments in the accompanying pro forma financial information are based on available information and on assumptions that management believes are reasonable. All information contained in this Item 9.01 should be read in conjunction with the Notes to Unaudited Pro Forma Condensed Consolidated Financial Information included in this report, and the Consolidated Financial Statements, the Notes to the Consolidated Financial Statements and Management’s Discussion and Analysis of Financial Condition and Results of Operations included in the Company’s Form 10-K for the year ended December 31, 2004.

     In the opinion of management, the accompanying Unaudited Pro Forma Condensed Consolidated Financial Information includes all material adjustments necessary to reflect, on a pro forma basis, the impact of the Asset Sale to Animas (and the related retirement of the Sanofi-Aventis arbitration obligation) on the historical financial information of the Company. The adjustments described in the Notes to Unaudited Pro Forma Condensed Consolidated Financial Information are set forth in the “Pro Forma Adjustments” column. The Unaudited Pro Forma Condensed Consolidated Financial Information is preliminary and may be subject to change, however, such changes, if any, are not expected to be material.

Cygnus, Inc.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
(In thousands, except per share data)

	As of December 31, 2004
		Pro Forma
	Historical	Adjustments		Pro Forma
ASSETS:
Current assets:
Cash and cash equivalents	$10,317	$—		$10,317
Accounts receivable	131	—		131
Other current assets	532	—		532
Equipment held for sale	1,690	(1,690	) a)	—

Total current assets	12,670	(1,690)		10,980
Equipment and improvements:
Manufacturing, office and laboratory equipment	830	—		830
Leasehold improvements	197	—		197

	1,027	—		1,027
Less accumulated depreciation and amortization	(1,027)	—		(1,027)

Net equipment and improvements	—	—		—

TOTAL ASSETS	$12,670	$(1,690)		$10,980

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current liabilities:
Accounts payable	$306	$—		$306
Accrued compensation	260	2,519	b)	2,779
Other accrued liabilities	611	—		611
Current portion of arbitration obligation	4,500	(4,500	) c)	—

Total current liabilities	5,677	(1,981)		3,696
Long-term portion of arbitration obligation	7,000	(7,000	) c)	—
Commitments and contingencies
Total stockholders’ equity/(net capital deficiency):
Preferred stock, $0.001 par value: 5,000 shares authorized; no shares issued and outstanding	—	—		—
Common stock, $0.001 par value: 95,000 shares authorized; issued and outstanding: 41,009 shares at December 31, 2004	41	—		41
Additional paid-in capital	255,353	—		255,353
Accumulated deficit	(255,401)	7,291	d)	(248,110)

Total stockholders’ equity/(net capital deficiency)	(7)	7,291		7,284

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY/(NET CAPITAL DEFICIENCY)	$12,670	$(1,690)		$10,980

See accompanying notes to Unaudited Pro Forma Condensed Consolidated Financial Information.

Cygnus, Inc.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(In thousands, except per share data)

	Year Ended December 31, 2004
		Pro Forma
	Historical	Adjustments		Pro Forma
Revenues:
Net product revenues	$556	$(556	) e)	$—
Contract revenues	—			—

Total revenues	556			—
Costs and expenses:
Costs of product revenues	240	(240	) e)	—
Research and development	—	—		—
Sales, marketing, general and administrative	11,369	(8,102	) f)	3,267

Total costs and expenses	11,609	(8,342)		3,267

Loss from operations	(11,053)			(3,267)
Interest income/(expense) and other, net	(260)	—		(260)
Gain from Sankyo Pharma settlement	132	—		132
Gain on early retirement of convertible debentures	2,891	—		2,891

Income/(loss) before income taxes	(8,290)	7,786		(504)
Benefit from income taxes	(198)	—		(198)

Net income/(loss)	$(8,092)	$7,786		$(306)

Net income/(loss) per share, basic	$(0.20)			$(0.01)

Shares used in computation of net income/(loss) per share, basic	40,444			40,444

Net income/(loss) per share, diluted	$(0.20)			$(0.01)

Shares used in computation of net income/(loss) per share, diluted	40,444			40,444

See accompanying notes to Unaudited Pro Forma Condensed Consolidated Financial Information.

Notes to Unaudited Pro Forma Condensed Consolidated Financial Information

     On March 23, 2005, Cygnus, Inc. (“Cygnus” or the “Company”) completed the sale of substantially all of its assets (other than cash and cash equivalents, accounts receivable, and its claims in the arbitration matter with Ortho-McNeil Pharmaceutical, Inc. described below) including its intellectual property, product development and production equipment, regulatory package, inventory and certain assumed contracts, including all supplier, manufacturing and license agreements related to its products, to Animas Corporation and Animas Technologies LLC (collectively, “Animas”) for $10.0 million in cash (the “Asset Sale”).

     Concurrent with the closing of the Asset Sale to Animas, Cygnus satisfied its remaining renegotiated arbitration obligation to Sanofi-Aventis (formerly known as Sanofi-Synthelabo) by having Animas pay $10.0 million in cash directly to Sanofi-Aventis in order to release Cygnus’ assets, including its intellectual property, from the security interests that Sanofi-Aventis had in those assets. This payment was made pursuant to the Second Amendment to the Final Arbitration Award, dated January 27, 2005, by and between Sanofi-Aventis and Cygnus. A copy of the Second Amendment was filed as an exhibit to the Company’s Form 8-K filed January 28, 2005. As previously disclosed, the Second Amendment restructured the remaining payments owed by the Company to Sanofi-Aventis pursuant to a 1997 Final Arbitration Award. In exchange for an aggregate payment of $10.0 million by February 28, 2006, Sanofi-Aventis agreed to reduce the payments due over the next two years that otherwise would have aggregated $11.5 million.

     The Unaudited Pro Forma Condensed Consolidated Balance Sheet presents the financial position of Cygnus at December 31, 2004 as though the Asset Sale to Animas (and the related retirement of the Sanofi-Aventis arbitration obligation) occurred on December 31, 2004. The Unaudited Pro Forma Condensed Consolidated Statement of Operations presents the results of operations for 2004, as though the Asset Sale to Animas (and the related retirement of the Sanofi-Aventis arbitration obligation) occurred on January 1, 2004. The following pro forma adjustments are based on available information and on assumptions which management believes are reasonable.

(a)	Represents the sale of equipment to Animas.

(b)	Represents employment termination expenses to be incurred in connection with the closing of the Asset Sale to Animas.

(c)	Represents the retirement of the Sanofi-Aventis arbitration obligation upon the closing of the Asset Sale to Animas using the $10.0 million of Asset Sale proceeds.

(d)	Represents the estimated net gain on the Asset Sale to Animas, including the gain from the satisfaction of the Sanofi-Aventis arbitration obligation and the employee termination expenses to be incurred in connection with the closing of the Asset Sale to Animas. The following table summarizes the components of the gain, in thousands:

Proceeds from the Asset Sale	$10,000
Add:
Satisfaction of Sanofi-Aventis arbitration obligation upon closing of Asset Sale	11,500
Less:
Sale of equipment held for sale	1,690
Payment to Sanofi-Aventis to satisfy arbitration obligation	10,000
Employment termination expenses to be incurred in connection with the Asset Sale	2,519

Net gain from Asset Sale	$7,291

(e)	Represents the elimination of product revenues and cost of product revenues as a result of the sale of the GlucoWatch® Biographer product line to Animas as part of the Asset Sale.

(f)	Represents an elimination in expenses as a result of the Asset Sale to Animas. As a result of the Asset Sale, the Company would only have retained two employees and total compensation expense would have been reduced by $3.3 million. Other significant expenses that the Company would not have incurred as a result of the Asset Sale are facilities expenses of $2.1 million and depreciation expense of $1.5 million. Expenses subsequent to the Asset Sale are expected to be comprised of salaries for two officers; audit, bookkeeping and director’s fees, and other expenses related to being a public company; and legal expenses similar to the amounts incurred in 2004.

     The Unaudited Pro Forma Condensed Consolidated Statement of Operations does not include the effects of the estimated gain arising from the Asset Sale, the gain from the related retirement of the Sanofi-Aventis arbitration obligation, or the employee termination expenses, all as described above, as these are material non-recurring events directly attributable to the Asset Sale. These gains and expense amounts will be calculated and included in the actual Condensed Consolidated Statement of Operations for the quarter ended March 31, 2005. The amounts of the gains and expenses are subject to change based on the final actual costs incurred for the Asset Sale to Animas and, accordingly, these amounts may change.

(c) Exhibits.

     99.1 Press release issued March 23, 2005

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYNGUS, INC.

Date: March 23, 2005	By:	/s/ Barbara G. McClung
Barbara G. McClung
Senior Vice President and General Counsel

EXHIBIT INDEX

99.1 Press release issued March 23, 2005